FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
October 23, 2019	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the third quarter of 2019 with diluted earnings per share available to common stockholders of $0.59 (as reported) and $0.52 (as adjusted). Highlights include continued progress in balance sheet transition, improving efficiency, and strong expense management and profitability.
Key Performance Highlights for the Three Months ended September 30, 2019 vs. September 30, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	9/30/2018	9/30/2019	Change % / bps	9/30/2018	9/30/2019	Change % / bps
Total revenue[2]	$268,094	$275,151	2.6%	$272,202	$259,758	(4.6)%
Net income available to common	117,657	120,465	2.4	114,273	105,629	(7.6)
Diluted EPS available to common	0.52	0.59	13.5	0.51	0.52	2.0
Net interest margin[3]	3.48%	3.36%	(12)	3.54%	3.42%	(12)
Return on average tangible common equity	18.63	18.56	(7)	18.09	16.27	(182)
Return on average tangible assets	1.59	1.71	12	1.55	1.50	(5)
Tangible book value per common share[1]	11.33	12.90	13.9	11.33	12.90	13.9

▪	Net income available to common stockholders of $120.5 million (as reported) and $105.6 million (as adjusted).

▪	Total commercial loans of $18.2 billion at September 30, 2019; growth of 15.3% over September 30, 2018.

▪	Operating efficiency ratio of 38.7% (as reported) and 39.1% (as adjusted)[4].

▪	Repurchased 2,808,046 common shares in the third quarter of 2019.

▪	Tangible book value per common share[1] of $12.90; growth of 13.9% over September 30, 2018.
Key Performance Highlights for the Three Months ended September 30, 2019 vs. June 30, 2019

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2019	9/30/2019	Change % / bps	6/30/2019	9/30/2019	Change % / bps
Total revenue[2]	$258,897	$275,151	6.3%	$263,259	$259,758	(1.3)%
Net income available to common	94,473	120,465	27.5	105,124	105,629	0.5
Diluted EPS available to common	0.46	0.59	28.3	0.51	0.52	2.2
Net interest margin[3]	3.53%	3.36%	(17)	3.58%	3.42%	(16)
Return on average tangible common equity	15.13	18.56	343	16.83	16.27	(56)
Return on average tangible assets	1.36	1.71	35	1.51	1.50	(1)
Tangible book value per common share[1]	12.40	12.90	4.0	12.40	12.90	4.0

▪	Growth in commercial loans of $636.4 million over linked quarter; 14.4% annualized growth rate.

▪	Total deposits were $21.6 billion with a cost of 0.92%. Municipal deposit balances increased by $534.8 million.

▪	Excluding accretion income on acquired loans, net interest margin was 3.15%.

▪	Consolidated 10 financial centers and one back-office location in the third quarter of 2019.

▪	Completed the restructuring of $394.8 million of bank owned life insurance (“BOLI”).

▪	Completed the termination of the Astoria defined benefit pension plan and recorded a $12.1 million gain.

▪	Announced agreement to acquire an $843.0 million commercial loan portfolio. Anticipated close in Q4 2019.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses and gain on termination of pension plan.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment assumes a 21% federal tax rate in all periods presented.
4. Operating efficiency ratio is a non-GAAP measure. See page 22 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – October 23, 2019 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and nine months ended September 30, 2019. Net income available to common stockholders for the quarter ended September 30, 2019 was $120.5 million, or $0.59 per diluted share, compared to net income available to common stockholders of $94.5 million, or $0.46 per diluted share, for the linked quarter ended June 30, 2019, and net income available to common stockholders of $117.7 million, or $0.52 per diluted share, for the three months ended September 30, 2018.

Net income available to common stockholders for the nine months ended September 30, 2019 was $314.4 million, or $1.51 per diluted share, compared to net income available to common stockholders of $326.8 million, or $1.45 per diluted share, for the nine months ended September 30, 2018.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We continued executing our strategy in the third quarter, focusing on growing our commercial businesses, transitioning our balance sheet to a more optimal mix and driving operational efficiency. In the third quarter of 2019, our adjusted net income available to common stockholders was $105.6 million and our adjusted diluted earnings per share available to common stockholders (“adjusted EPS”) was $0.52. Our profitability metrics remained strong, including adjusted return on average tangible assets of 1.50% and adjusted return on average tangible common equity of 16.3%. We have also continued delivering on our track record of growth and profitability. Over the past five years, our adjusted EPS has grown at a compound annual growth rate (“CAGR”) of 18.8%; and our tangible book value per common share has grown at a CAGR of 15.4%.

“Our commercial businesses have continued to demonstrate strong performance. We organically grew spot commercial loan balances by $636.4 million in the third quarter of 2019 and $1.5 billion since December 31, 2018. In the same periods, run-off of residential mortgage loans was $165.5 million and $463.8 million, respectively. At September 30, 2019, our loan portfolio consisted of 87.4% in total commercial loans, in-line with our longer-term target of commercial loans representing at least 85.0% of our total portfolio. We continue to exercise discipline on new loan originations and portfolio acquisitions, focusing on diversified commercial asset classes where we can achieve our target risk-adjusted returns.

“We continue to focus on generating deposit growth through full client relationships. Total deposits were $21.6 billion and the cost of total deposits was 0.92% in the third quarter of 2019. We are seeing improving market conditions and competitive dynamics in our deposit markets, demonstrated by the increase of one basis point in total cost of deposits relative to the linked quarter. We anticipate that the current interest rate environment will allow us to reduce our cost of total funding liabilities; as of September 30, 2019, our spot cost of total funding liabilities was 1.10%, compared to an average of 1.16% for the third quarter. We will focus on further reducing costs of deposits and borrowings going forward.

“The changing interest rate environment resulted in pressure on our interest earning asset and loan origination yields, as our tax equivalent yield excluding accretion income on acquired loans was 3.15% in the third quarter of 2019 compared to 3.22% for the linked quarter. We anticipate that our loan portfolio transition, decreasing balances of Federal Home Loan Bank (“FHLB”) borrowings, and improving deposit market competitive dynamics will allow us to support our current level of tax equivalent net interest margin excluding accretion income. However, a prolonged flat interest rate environment would impact our net interest margin and the profitability of our loan originations and balance sheet growth.

“We continue to maintain strong controls over operating expenses. During the third quarter of 2019, we consolidated 10 financial centers, bringing our total to 19 financial centers closed year to date. Our financial center count was 87 at September 30, 2019, and we anticipate our total financial centers will be below 80 in 2020. In the third quarter of 2019, our annualized adjusted operating expenses were $403.4 million and our adjusted operating efficiency ratio was 39.1%.

“We are constantly evaluating opportunities to make our business and operations more profitable. To that end, we executed several corporate actions during the quarter. First, we completed the restructuring of the BOLI program we acquired in the merger with Astoria Financial Corp. (the “Astoria Merger”). The restructuring consisted mainly of diversifying the investment asset classes available under the program and a reduction in fees and other charges. Our total BOLI income was $8.1 million in the quarter, and we anticipate BOLI income will be in a range of $5.0 million to $6.0 million per quarter going forward. Second, we completed the termination of the Astoria defined benefit pension plan, and recorded a net pre-tax gain of $12.1 million. Lastly, we announced we have entered into a definitive agreement to acquire $843 million of middle market commercial equipment finance loans and leases, which will augment our loan originations and accelerate our balance sheet and loan portfolio repositioning. The transaction is expected to close in the fourth quarter of 2019.

“Our tangible common equity ratio was 9.22% and our estimated Tier 1 Leverage ratio was 9.77% at September 30, 2019. Our tangible book value per common share was $12.90, which represented an increase of 13.9% from a year ago. Our ample capital position and strong internal capital generation will support our growth strategy and allow us to return capital to stockholders. In the third quarter of 2019, we repurchased 2,808,046 common shares. We anticipate we will repurchase between 4.0 to 5.0 million shares in the fourth quarter of 2019, subject to market conditions.

“We have created a Company with significant operating flexibility and are confident that our business mix, growth strategy and strong capital position will allow us to continue generating superior returns and earnings per share growth. We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.

“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on November 18, 2019 to holders of record as of November 4, 2019.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $120.5 million, or $0.59 per diluted share, for the third quarter of 2019, included the following items:

▪	a pre-tax gain of $12.1 million on the termination of the legacy Astoria defined benefit pension plan;

▪	a pre-tax gain of $6.9 million on the sale of available for sale securities; and

▪	the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $200 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $105.6 million, or $0.52 per diluted share, for the three months ended September 30, 2019.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	9/30/2018	6/30/2019	9/30/2019	Y-o-Y	Linked Qtr
Interest and dividend income	$309,025	$302,457	$295,209	(4.5%)	(2.4)%
Interest expense	65,076	70,618	71,888	10.5	1.8
Net interest income	$243,949	$231,839	$223,321	(8.5)	(3.7)

Accretion income on acquired loans	$26,574	$23,745	$17,973	(32.4)%	(24.3)%
Yield on loans	5.01%	5.20%	4.97%	(4)	(23)
Tax equivalent yield on investment securities	2.87	2.92	2.85	(2)	(7)
Tax equivalent yield on interest earning assets	4.47	4.66	4.50	3	(16)
Cost of total deposits	0.68	0.91	0.92	24	1
Cost of interest bearing deposits	0.84	1.14	1.16	32	2
Cost of borrowings	2.29	2.54	2.41	12	(13)
Cost of interest bearing liabilities	1.17	1.38	1.40	23	2
Tax equivalent net interest margin[5]	3.54	3.58	3.42	(12)	(16)

Average commercial loans	$15,525,011	$16,996,838	$17,596,552	13.3%	3.5%
Average loans, including loans held for sale	20,386,994	19,912,839	20,302,887	(0.4)	2.0
Average investment securities	6,774,712	5,883,269	5,439,886	(19.7)	(7.5)
Average total interest earning assets	27,799,933	26,377,053	26,354,394	(5.2)	(0.1)
Average deposits and mortgage escrow	21,115,354	21,148,872	20,749,885	(1.7)	(1.9)
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Third quarter 2019 compared with third quarter 2018
Net interest income was $223.3 million for the quarter ended September 30, 2019, a decrease of $20.6 million compared to the third quarter of 2018. This was mainly due to a $1.4 billion decline in average total interest earning assets and an increase in the cost of interest bearing liabilities. Other key components of the changes in net interest income and net interest margin for the third quarter of 2019 compared to the third quarter of 2018 were the following:

▪
The yield on loans was 4.97% compared to 5.01% for the three months ended September 30, 2018. The decrease in yield on loans was mainly due to the decline in accretion income on acquired loans, which was $18.0 million in the third quarter of 2019 compared to $26.6 million in the third quarter of 2018.

▪
The tax equivalent yield on investment securities was 2.85% compared to 2.87% for the three months ended September 30, 2018. Average investment securities were $5.4 billion, or 20.6%, of average total interest earning assets for the third quarter of 2019 compared to $6.8 billion, or 24.4%, of average total interest earning assets for the third quarter of 2018. The decline in the average balance of investment securities was mainly due to our balance sheet transition strategy.

▪	The tax equivalent yield on interest earning assets increased three basis points between the periods to 4.50%.

▪
The cost of total deposits was 92 basis points and the cost of borrowings was 2.41%, compared to 68 basis points and 2.29%, respectively, for the same period a year ago. The increase was mainly due to increases in market rates of interest.

▪
The total cost of interest bearing liabilities increased 23 basis points to 1.40% for the third quarter of 2019 compared to 1.17% for the third quarter of 2018, which was mainly due to the increase in market interest rates.

▪
Average interest bearing deposits decreased by $415.8 million and average borrowings decreased $1.2 billion compared to the third quarter of 2018. The declines were related to a decrease in average earning assets and lower deposit balances on certain higher balance, higher cost commercial and municipal accounts.

▪	Total interest expense increased by $6.8 million compared to the third quarter of 2018.
The tax equivalent net interest margin was 3.42% for the third quarter of 2019 compared to 3.54% for the third quarter of 2018. The decrease in tax equivalent net interest margin was mainly due to the increase in the cost of interest bearing liabilities and the decrease in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.15% for the third quarter of 2019 compared to 3.16% in the third quarter of 2018.
Third quarter 2019 compared with linked quarter ended June 30, 2019
Net interest income declined $8.5 million for the quarter ended September 30, 2019 compared to the linked quarter. The decrease in net interest income was mainly due to lower accretion income on acquired loans, which declined $5.8 million to $18.0 million for the third quarter of 2019 compared to $23.7 million in the linked quarter. Other key components of the changes in net interest income and net interest margin for the third quarter of 2019 compared to the linked quarter were the following:

▪
The yield on loans was 4.97% compared to 5.20% for the linked quarter. The decrease in the yield on loans was mainly due to a decrease in accretion income on acquired loans and a decline in market interest rates. Our balance sheet transition continued as the average balance of commercial loans increased by $599.7 million and the average balance of residential mortgage loans declined by $191.8 million. The growth in commercial loans was due to organic growth generated by our commercial banking teams.

▪
The tax equivalent yield on investment securities was 2.85% compared to 2.92% for the linked quarter. The decrease in yield was mainly due to accelerated amortization of securities premiums related to repayments of mortgage-backed securities and the sale of a portion of our higher yielding corporate securities.

▪	The tax equivalent yield on interest earning assets was 4.50% compared to 4.66% in the linked quarter.

▪
The cost of total deposits increased one basis point to 92 basis points, mainly due to a change in our deposit mix as the proportion of certificate accounts increased. The total cost of borrowings declined 13 basis points to 2.41% due to changes in market rates of interest.

▪
Average interest bearing deposits decreased by $406.2 million and average borrowings increased by $328.2 million relative to the linked quarter. The decline in deposits was due to the same factors as discussed above. The increase in borrowings offset the decline in average deposits. Total interest expense increased $1.3 million from the linked quarter.

The tax equivalent net interest margin was 3.42% compared to 3.58% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.15% compared to 3.22% in the linked quarter. We anticipate we will be able to support our net interest margin through further reductions in total securities and are targeting a level of 15.0% of average earning assets over time, and reductions in the cost of interest bearing liabilities.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	9/30/2018	6/30/2019	9/30/2019	Y-o-Y	Linked Qtr
Total non-interest income	$24,145	$27,058	$51,830	114.7%	91.6%
Net (loss) gain on sale of securities	(56)	(528)	6,882	NM	NM
Gain on termination of pension plan	—	—	12,097	NM	NM
Adjusted non-interest income	$24,201	$27,586	$32,851	35.7	19.1
Third quarter 2019 compared with third quarter 2018
Excluding net (loss) gain on sale of securities and gain on termination of pension plan, adjusted non-interest income increased $8.7 million in the third quarter of 2019 to $32.9 million, compared to $24.2 million in the same quarter last year. The change was mainly due to higher BOLI income and loan commissions and fees generated by our commercial banking teams.
In the third quarter of 2019, we realized a gain of $6.9 million on the sale of available for sale securities compared to a $56 thousand loss in the year earlier period. We anticipate we will continue to reduce our securities portfolio and are targeting a level of 15% securities to average earning assets over time.
We terminated the defined benefit pension plan assumed in the Astoria Merger during the third quarter of 2019. The termination of the plan resulted in a gain of $12.1 million.
Third quarter 2019 compared with linked quarter ended June 30, 2019
Excluding net (loss) gain on sale of securities and gain on termination of pension plan, adjusted non-interest income increased approximately $5.3 million from $27.6 million in the linked quarter to $32.9 million in the third quarter of 2019. The increase was due to the same factors discussed above. BOLI income was $4.2 million in the second quarter of 2019 and $8.1 million in the third quarter of 2019. The increase in the third quarter of 2019 was due to the restructuring of the BOLI assets acquired in the Astoria Merger.
Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	9/30/2018	6/30/2019	9/30/2019	Y-o-Y	Linked Qtr
Compensation and benefits	$54,823	$54,473	$52,850	(3.6)%	(3.0)%
Stock-based compensation plans	3,115	4,605	4,565	46.5	(0.9)
Occupancy and office operations	16,558	16,106	15,836	(4.4)	(1.7)
Information technology	10,699	9,047	8,545	(20.1)	(5.5)
Amortization of intangible assets	5,865	4,785	4,785	(18.4)	—
FDIC insurance and regulatory assessments	6,043	2,994	3,194	(47.1)	6.7
Other real estate owned (“OREO”), net	1,497	458	79	(94.7)	(82.8)
Impairment related to financial centers and real estate consolidation strategy	—	14,398	—	NM	NM
Other expenses	13,173	20,074	16,601	26.0	(17.3)
Total non-interest expense	$111,773	$126,940	$106,455	(4.8)	(16.1)
Full time equivalent employees (“FTEs”) at period end	1,959	1,820	1,689	(13.8)	(7.2)
Financial centers at period end	113	97	87	(23.0)	(10.3)
Operating efficiency ratio, as reported	41.7%	49.0%	38.7%	300	1,030
Operating efficiency ratio, as adjusted	38.9	40.9	39.1	(20)	180
Third quarter 2019 compared with third quarter 2018
Total non-interest expense decreased $5.3 million, relative to the third quarter of 2018. Key components of the change in non-interest expense between the periods were the following:

▪
Compensation and benefits decreased $2.0 million, mainly due to a decline in total FTEs between the periods. Total FTEs declined to 1,689 from 1,959, which was mainly due to the completion of the integration and ongoing financial center consolidation strategy following the Astoria Merger. This was partially offset by the hiring of commercial bankers, business development officers and risk management personnel.

▪
Occupancy and office operations expense decreased $722 thousand, mainly due to the consolidation of financial centers and other back-office locations. We have consolidated 28 locations over the past twelve months.

▪	Information technology expense decreased $2.2 million, mainly due to the completion of the conversion of Astoria’s legacy deposit systems in the third quarter of 2018.

▪
FDIC insurance and regulatory assessments decreased $2.8 million to $3.2 million in the third quarter of 2019, compared to $6.0 million in the third quarter of 2018. The decrease was a result of a reduction in FDIC deposit insurance assessments, which was mainly due to the termination of the quarterly Deposit Insurance Fund surcharge that was assessed to institutions with $10 billion or more in assets in 2018.

▪
OREO expense, net, declined $1.4 million to $79 thousand for the third quarter of 2019. In the third quarter of 2019, OREO expense, net, included gain on sale of $268 thousand, which was offset by $192 thousand of write-downs and $187 thousand of operating costs.

▪
Other expenses increased $3.4 million to $16.6 million, which was mainly due to higher professional fees and higher advertising and promotion expense. The increase in professional fees was mainly due to loan collection matters and higher consulting fees associated with various back-office automation projects. Increase in advertising and promotion expense was mainly due to targeted deposit gathering efforts.

Third quarter 2019 compared with linked quarter ended June 30, 2019
Total non-interest expense declined $20.5 million to $106.5 million in the third quarter of 2019. In the second quarter we recorded an impairment charge in connection with our financial center and back-office consolidation strategy of $14.4 million. Excluding the impairment charge, non-interest expense declined $6.1 million in the third quarter compared to the linked quarter ended June 30, 2019. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits decreased $1.6 million to $52.9 million in the third quarter of 2019. The decrease was mainly due to a decrease in FTEs, from 1,820 at June 30, 2019 to 1,689 at September 30, 2019.

▪	Other expenses decreased $3.5 million, which was mainly due to a legal settlement expense and operating losses that were incurred in the second quarter of 2019 that did not recur in the third quarter.
Taxes
We recorded income tax expense equal to 21.0% of pre-tax income for the three months ended September 30, 2019, and the nine months ended September 30, 2019. For the three months ended June 30, 2019 and September 30, 2018, we recorded income tax expense at an estimated effective income tax rate of 21.0% and 18.5%, respectively.

Key Balance Sheet Highlights as of September 30, 2019

($ in thousands)	As of			Change % / bps
	9/30/2018	6/30/2019	9/30/2019	Y-o-Y	Linked Qtr
Total assets	$31,261,265	$30,237,545	$30,077,665	(3.8)%	(0.5)%
Total portfolio loans, gross	20,533,214	20,370,306	20,830,163	1.4	2.3
Commercial & industrial (“C&I”) loans	6,244,030	7,514,834	7,792,569	24.8	3.7
Commercial real estate loans (including multi-family)	9,284,657	9,714,037	9,977,839	7.5	2.7
Acquisition, development and construction loans	265,676	338,973	433,883	63.3	28.0
Total commercial loans	15,794,363	17,567,844	18,204,291	15.3	3.6
Residential mortgage loans	4,421,520	2,535,667	2,370,216	(46.4)	(6.5)
BOLI	660,279	598,880	609,720	(7.7)	1.8
Total deposits	21,456,057	20,948,464	21,579,324	0.6	3.0
Core deposits[6]	20,448,343	19,893,875	20,296,395	(0.7)	2.0
Municipal deposits (included in core deposits)	2,019,893	1,699,824	2,234,630	10.6	31.5
Investment securities	6,685,972	5,858,865	5,047,011	(24.5)	(13.9)
Total borrowings	4,825,855	4,133,986	3,174,224	(34.2)	(23.2)
Loans to deposits	95.7%	97.2%	96.5%	80	(70)
Core deposits to total deposits	95.3	95.0	94.1	(120)	(90)
Investment securities to total assets	21.4	19.4	16.8	(460)	(260)
6 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposits accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.
Highlights in balance sheet items as of September 30, 2019 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 37.4%; commercial real estate loans (which include multi-family loans) represented 47.9%; consumer and residential mortgage loans combined represented 12.6%; and acquisition, development and construction loans represented 2.1% of total portfolio loans, respectively. At September 30, 2018, C&I loans represented 30.4%; commercial real estate loans (which include multi-family loans) represented 45.2%; consumer and residential mortgage loans combined represented 23.1%; and acquisition, development and construction loans represented 1.3% of total portfolio loans, respectively. We continue to make significant progress towards our goal of a loan mix comprised of 45% for each of C&I and commercial real estate loans and 10% other loans.

▪
ADC loans increased $94.9 million over the linked quarter and $168.2 million since September 30, 2018. The increase was mainly related to construction loans associated with our investments in affordable housing tax credits.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $636.4 million over the linked quarter and $2.4 billion since September 30, 2018.

▪
Residential mortgage loans held in our loan portfolio were $2.4 billion at September 30, 2019, a decline of $165.5 million from the linked quarter and a decline of $2.1 billion from the same period a year ago. We sold $1.3 billion of residential mortgage loans in the first quarter of 2019 and sold $94.6 million of residential mortgage loans in the second quarter of 2019.

▪
The balance of BOLI increased by $10.8 million relative to the prior quarter and was $609.7 million at September 30, 2019. The increase was due to the restructuring of the Astoria BOLI assets and recurring BOLI income.

▪	Total deposits at September 30, 2019 increased $630.9 million compared to June 30, 2019, and total deposits increased $123.3 million compared to September 30, 2018.

▪	Core deposits at September 30, 2019 were $20.3 billion and increased $402.5 million compared to June 30, 2019, and decreased $151.9 million compared to September 30, 2018.

▪
Municipal deposits at September 30, 2019 were $2.2 billion, and increased $534.8 million relative to June 30, 2019. This increase was due to seasonal inflows. Historically, municipal deposits reach their annual peak at September 30. The balance at September 30, 2019 increased $214.7 million compared to a year ago, mainly due to new client relationships.

▪
Investment securities decreased by $1.6 billion from September 30, 2018, and represented 16.8% of total assets at September 30, 2019. We have sold securities during the past twelve months to fund commercial loan growth including various loan portfolio acquisitions. We have sold securities to reduce the proportion of lower yielding assets as a percentage of total assets.

▪	Total borrowings at September 30, 2019 were $3.2 billion, and declined $959.8 million relative to June 30, 2019. The sale of securities and deposit inflows allowed us to reduce borrowings.
Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	9/30/2018	6/30/2019	9/30/2019	Y-o-Y	Linked Qtr
Provision for loan losses	$9,500	$11,500	$13,700	44.2%	19.1%
Net charge-offs	4,161	5,796	13,629	227.5	135.1
Allowance for loan losses	91,365	104,664	104,735	14.6	0.1
Non-performing loans	185,222	192,647	190,966	3.1	(0.9)
Loans 30 to 89 days past due	50,084	76,364	64,756	29.3	(15.2)
Annualized net charge-offs to average loans	0.08%	0.12%	0.27%	19	15
Special mention loans	88,472	118,940	136,972	54.8	15.2
Substandard loans	280,358	311,418	277,975	(0.8)	(10.7)
Allowance for loan losses to total loans	0.44	0.51	0.50	6	(1)
Allowance for loan losses to non-performing loans	49.3	54.3	54.8	550	50
Provision for loan losses was $13.7 million for the quarter ended September 30, 2019, which approximated net charge-offs. Charge-offs of $9.6 million were related to the work-out of three ABL relationships that were classified in the second quarter of 2019. Two of those relationships were resolved in the quarter, and we are continuing to manage the work-out of the third relationship, which we anticipate will be finalized in the fourth quarter of 2019. Other charge-off activity was mainly due to equipment finance and residential mortgage loans. Allowance coverage ratios were 0.50% of total loans and 54.8% of non-performing loans at September 30, 2019. Note that due to our various acquisitions and mergers, a significant portion of our loan portfolio does not carry an allowance for loan losses, as the acquired loans were recorded at their estimated fair value on the acquisition date.
Non-performing loans decreased by $1.7 million to $191.0 million at September 30, 2019 compared to the linked quarter, and net charge-offs were 27 basis points of total loans on an annualized basis. Loans 30 to 89 days past due decreased $11.6 million from the linked quarter.
Special mention loans increased $18.0 million and substandard loans decreased $33.4 million in the third quarter of 2019 compared to the linked quarter. The increase in special mention loans was mainly due to loans in the ADC, traditional C&I, CRE and ABL categories and was partially offset by several upgrades of multi-family loans. The decline in substandard loans was mainly due to net charge-offs and a multi-family loan that was upgraded to pass.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	9/30/2018	6/30/2019	9/30/2019	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,438,303	$4,459,158	$4,520,967	1.9%	1.4%
Preferred stock	138,627	138,011	137,799	(0.6)	(0.2)
Goodwill and other intangible assets	1,745,181	1,777,748	1,772,963	1.6	(0.3)
Tangible common stockholders’ equity [7]	$2,554,495	$2,543,399	$2,610,205	2.2	2.6
Common shares outstanding	225,446,089	205,187,243	202,392,884	(10.2)	(1.4)
Book value per common share	$19.07	$21.06	$21.66	13.6	2.8
Tangible book value per common share [7]	11.33	12.40	12.90	13.8	4.0
Tangible common equity to tangible assets [7]	8.65%	8.94%	9.22%	57	28
Estimated Tier 1 leverage ratio - Company	9.68	9.57	9.77	9	20
Estimated Tier 1 leverage ratio - Bank	10.10	9.98	10.08	(2)	10

[7]See a reconciliation of non-GAAP financial measures beginning on page 18.

Total stockholders’ equity increased $61.8 million to $4.5 billion as of September 30, 2019 compared to June 30, 2019 and increased $82.7 million compared to September 30, 2018. For the third quarter of 2019, net income available to common stockholders of $120.5 million and an increase in accumulated other comprehensive income of $4.8 million was offset by common dividends of $14.3 million, preferred dividends of $2.2 million and common stock repurchases of $53.7 million.

Total goodwill and other intangible assets were $1.8 billion at September 30, 2019, a decrease of $4.8 million compared to June 30, 2019, which was due to amortization.

Basic and diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 3.8 million shares and were 203.1 million shares and 203.6 million shares, respectively. Total common shares outstanding at September 30, 2019 were approximately 202.4 million. In the third quarter of 2019, we repurchased 2,808,046 shares of common stock at a weighted average price of $19.14 per share. Under our Board of Directors approved repurchase program, we have 5,572,535 shares remaining for repurchase at September 30, 2019, and we anticipate completing the repurchase program by the end of the first quarter of 2020.

Tangible book value per common share was $12.90 at September 30, 2019, which represented an increase of 13.8% over a year ago and an increase of 4.0% over June 30, 2019.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, October 24, 2019 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (800) 239-9838, Conference ID #9897520. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	9/30/2018	12/31/2018	9/30/2019
Assets:
Cash and cash equivalents	$533,984	$438,110	$545,603
Investment securities	6,685,972	6,667,180	5,047,011
Loans held for sale	31,042	1,565,979	4,627
Portfolio loans:
Commercial and industrial (“C&I”)	6,244,030	6,533,386	7,792,569
Commercial real estate (including multi-family)	9,284,657	9,406,541	9,977,839
Acquisition, development and construction	265,676	267,754	433,883
Residential mortgage	4,421,520	2,705,226	2,370,216
Consumer	317,331	305,623	255,656
Total portfolio loans, gross	20,533,214	19,218,530	20,830,163
Allowance for loan losses	(91,365)	(95,677)	(104,735)
Total portfolio loans, net	20,441,849	19,122,853	20,725,428
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	351,455	369,690	276,929
Accrued interest receivable	109,377	107,111	104,881
Premises and equipment, net	289,794	264,194	238,723
Goodwill	1,609,772	1,613,033	1,657,814
Other intangibles	135,409	129,545	115,149
Bank owned life insurance (“BOLI”)	660,279	653,995	609,720
Other real estate owned	22,735	19,377	13,006
Other assets	389,597	432,240	738,774
Total assets	$31,261,265	$31,383,307	$30,077,665
Liabilities:
Deposits	$21,456,057	$21,214,148	$21,579,324
FHLB borrowings	4,429,110	4,838,772	2,800,907
Other borrowings	22,888	21,338	26,544
Senior notes	200,972	181,130	173,652
Subordinated notes	172,885	172,943	173,121
Mortgage escrow funds	96,952	72,891	84,595
Other liabilities	444,098	453,232	718,555
Total liabilities	26,822,962	26,954,454	25,556,698
Stockholders’ equity:
Preferred stock	138,627	138,423	137,799
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,773,164	3,776,461	3,762,046
Treasury stock	(51,973)	(213,935)	(501,814)
Retained earnings	694,861	791,550	1,075,503
Accumulated other comprehensive (loss) income	(118,675)	(65,945)	45,134
Total stockholders’ equity	4,438,303	4,428,853	4,520,967
Total liabilities and stockholders’ equity	$31,261,265	$31,383,307	$30,077,665

Shares of common stock outstanding at period end	225,446,089	216,227,852	202,392,884
Book value per common share	$19.07	$19.84	$21.66
Tangible book value per common share[1]	11.33	11.78	12.90
[1] See reconciliation of non-GAAP financial measures beginning on page 18.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine months ended
	9/30/2018	6/30/2019	9/30/2019	9/30/2018	9/30/2019
Interest and dividend income:
Loans and loan fees	$257,211	$258,283	$254,414	$746,079	$772,992
Securities taxable	29,765	24,632	21,977	85,856	74,456
Securities non-taxable	15,244	14,423	13,491	45,959	42,771
Other earning assets	6,805	5,119	5,327	17,382	16,847
Total interest and dividend income	309,025	302,457	295,209	895,276	907,066
Interest expense:
Deposits	35,974	48,129	48,330	88,645	142,454
Borrowings	29,102	22,489	23,558	82,098	73,946
Total interest expense	65,076	70,618	71,888	170,743	216,400
Net interest income	243,949	231,839	223,321	724,533	690,666
Provision for loan losses	9,500	11,500	13,700	35,500	35,400
Net interest income after provision for loan losses	234,449	220,339	209,621	689,033	655,266
Non-interest income:
Deposit fees and service charges	6,333	7,098	6,582	20,319	19,891
Accounts receivable management / factoring commissions and other related fees	5,595	5,794	6,049	16,292	17,265
BOLI	3,733	4,192	8,066	11,591	15,900
Loan commissions and fees	4,142	5,308	6,285	12,114	15,431
Investment management fees	1,943	2,050	1,758	5,889	5,708
Net (loss) gain on sale of securities	(56)	(528)	6,882	(5,902)	(6,830)
Gain on sale of residential mortgage loans	—	—	—	—	8,313
Gain on termination of pension plan	—	—	12,097	—	12,097
Gain on sale of fixed assets	—	—	—	11,800	—
Other	2,455	3,144	4,111	8,617	10,710
Total non-interest income	24,145	27,058	51,830	80,720	98,485
Non-interest expense:
Compensation and benefits	54,823	54,473	52,850	165,662	163,313
Stock-based compensation plans	3,115	4,605	4,565	9,304	14,293
Occupancy and office operations	16,558	16,106	15,836	51,956	48,477
Information technology	10,699	9,047	8,545	32,412	26,267
Amortization of intangible assets	5,865	4,785	4,785	17,782	14,396
FDIC insurance and regulatory assessments	6,043	2,994	3,194	16,885	9,526
Other real estate owned, net	1,497	458	79	1,635	754
Impairment related to financial centers and real estate consolidation strategy	—	14,398	—	—	14,398
Charge for asset write-downs, systems integration, retention and severance	—	—	—	13,132	3,344
Other	13,173	20,074	16,601	39,680	53,619
Total non-interest expense	111,773	126,940	106,455	348,448	348,387
Income before income tax expense	146,821	120,457	154,996	421,305	405,364
Income tax expense	27,171	23,997	32,549	88,542	85,020
Net income	119,650	96,460	122,447	332,763	320,344
Preferred stock dividend	1,993	1,987	1,982	5,988	5,958
Net income available to common stockholders	$117,657	$94,473	$120,465	$326,775	$314,386
Weighted average common shares:
Basic	225,088,511	206,932,114	203,090,365	224,969,121	207,685,051
Diluted	225,622,895	207,376,239	203,566,582	225,504,463	208,108,575
Earnings per common share:
Basic earnings per share	$0.52	$0.46	$0.59	$1.45	$1.51
Diluted earnings per share	0.52	0.46	0.59	1.45	1.51
Dividends declared per share	0.07	0.07	0.07	0.21	0.21

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Total assets	$31,261,265	$31,383,307	$29,956,607	$30,237,545	$30,077,665
Tangible assets [1]	29,516,084	29,640,729	28,174,074	28,459,797	28,304,702
Securities available for sale	3,843,244	3,870,563	3,847,799	3,843,112	3,061,419
Securities held to maturity	2,842,728	2,796,617	2,067,251	2,015,753	1,985,592
Loans held for sale[2]	31,042	1,565,979	248,972	27,221	4,627
Portfolio loans	20,533,214	19,218,530	19,908,473	20,370,306	20,830,163
Goodwill	1,609,772	1,613,033	1,657,814	1,657,814	1,657,814
Other intangibles	135,409	129,545	124,719	119,934	115,149
Deposits	21,456,057	21,214,148	21,225,639	20,948,464	21,579,324
Municipal deposits (included above)	2,019,893	1,751,670	2,027,563	1,699,824	2,234,630
Borrowings	4,825,855	5,214,183	3,633,480	4,133,986	3,174,224
Stockholders’ equity	4,438,303	4,428,853	4,419,223	4,459,158	4,520,967
Tangible common equity [1]	2,554,495	2,547,852	2,498,472	2,543,399	2,610,205
Quarterly Average Balances
Total assets	31,036,026	30,925,281	30,742,943	29,666,951	29,747,603
Tangible assets [1]	29,283,093	29,179,942	28,986,437	27,886,065	27,971,485
Loans, gross:
Commercial real estate (includes multi-family)	9,170,117	9,341,579	9,385,420	9,486,333	9,711,619
Acquisition, development and construction	252,710	279,793	284,299	307,290	387,072
C&I:
Traditional C&I	2,037,195	2,150,644	2,418,027	2,446,676	2,435,644
Asset-based lending[3]	820,060	812,903	876,218	1,070,841	1,151,793
Payroll finance[3]	223,636	223,061	197,809	196,160	202,771
Warehouse lending[3]	857,280	690,277	710,776	990,843	1,180,132
Factored receivables[3]	220,808	267,986	250,426	246,382	248,150
Equipment financing[3]	1,158,945	1,147,269	1,245,051	1,285,095	1,191,944
Public sector finance[3]	784,260	828,153	869,829	967,218	1,087,427
Total C&I	6,102,184	6,120,293	6,568,136	7,203,215	7,497,861
Residential mortgage	4,531,922	4,336,083	3,878,991	2,635,903	2,444,101
Consumer	330,061	311,475	295,428	280,098	262,234
Loans, total[4]	20,386,994	20,389,223	20,412,274	19,912,839	20,302,887
Securities (taxable)	4,193,910	4,133,456	3,833,690	3,453,858	3,189,027
Securities (non-taxable)	2,580,802	2,552,533	2,501,004	2,429,411	2,250,859
Other interest earning assets	638,227	635,443	667,256	580,945	611,621
Total interest earning assets	27,799,933	27,710,655	27,414,224	26,377,053	26,354,394
Deposits:
Non-interest bearing demand	4,174,908	4,324,247	4,247,389	4,218,000	4,225,258
Interest bearing demand	4,286,278	4,082,526	4,334,266	4,399,296	4,096,744
Savings (including mortgage escrow funds)	2,678,662	2,535,098	2,460,247	2,448,132	2,375,882
Money market	7,404,208	7,880,331	7,776,501	7,538,890	7,341,822
Certificates of deposit	2,571,298	2,530,226	2,497,723	2,544,554	2,710,179
Total deposits and mortgage escrow	21,115,354	21,352,428	21,316,126	21,148,872	20,749,885
Borrowings	5,052,752	4,716,522	4,466,172	3,544,661	3,872,840
Stockholders’ equity	4,397,823	4,426,118	4,415,449	4,423,910	4,489,167
Tangible common stockholders’ equity [1]	2,506,198	2,542,256	2,520,595	2,504,883	2,575,199

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
2At December 31, 2018 and March 31, 2019, loans held for sale included $1.54 billion and $222 million of residential mortgage loans, respectively; the other balances of loans held for sale are commercial syndication loans.

[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Basic earnings per share	$0.52	$0.51	$0.47	$0.46	$0.59
Diluted earnings per share	0.52	0.51	0.47	0.46	0.59
Adjusted diluted earnings per share, non-GAAP [1]	0.51	0.52	0.50	0.51	0.52
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	19.07	19.84	20.43	21.06	21.66
Tangible book value per common share[1]	11.33	11.78	11.92	12.40	12.90
Shares of common stock o/s	225,446,089	216,227,852	209,560,824	205,187,243	202,392,884
Basic weighted average common shares o/s	225,088,511	222,319,682	213,157,090	206,932,114	203,090,365
Diluted weighted average common shares o/s	225,622,895	222,769,369	213,505,842	207,376,239	203,566,582
Performance Ratios (annualized)
Return on average assets	1.50%	1.44%	1.31%	1.28%	1.61%
Return on average equity	10.61	10.08	9.13	8.57	10.65
Return on average tangible assets	1.59	1.53	1.39	1.36	1.71
Return on average tangible common equity	18.63	17.56	16.00	15.13	18.56
Return on average tangible assets, adjusted [1]	1.55	1.58	1.48	1.51	1.50
Return on avg. tangible common equity, adjusted [1]	18.09	18.17	17.04	16.83	16.27
Operating efficiency ratio, as adjusted [1]	38.9	38.0	40.5	40.9	39.1
Analysis of Net Interest Income
Accretion income on acquired loans	$26,574	$27,016	$25,580	$23,745	$17,973
Yield on loans	5.01%	5.07%	5.17%	5.20%	4.97%
Yield on investment securities - tax equivalent [2]	2.87	2.92	2.99	2.92	2.85
Yield on interest earning assets - tax equivalent [2]	4.47	4.54	4.64	4.66	4.50
Cost of interest bearing deposits	0.84	0.97	1.09	1.14	1.16
Cost of total deposits	0.68	0.77	0.88	0.91	0.92
Cost of borrowings	2.29	2.43	2.53	2.54	2.41
Cost of interest bearing liabilities	1.17	1.28	1.39	1.38	1.40
Net interest rate spread - tax equivalent basis [2]	3.30	3.26	3.25	3.28	3.10
Net interest margin - GAAP basis	3.48	3.48	3.48	3.53	3.36
Net interest margin - tax equivalent basis [2]	3.54	3.53	3.54	3.58	3.42
Capital
Tier 1 leverage ratio - Company [3]	9.68%	9.50%	9.21%	9.57%	9.77%
Tier 1 leverage ratio - Bank only [3]	10.10	9.94	9.58	9.98	10.08
Tier 1 risk-based capital ratio - Bank only [3]	14.23	13.55	13.13	12.67	12.63
Total risk-based capital ratio - Bank only [3]	15.50	14.06	14.41	13.94	13.88
Tangible common equity - Company [1]	8.65	8.60	8.87	8.94	9.22
Condensed Five Quarter Income Statement
Interest and dividend income	$309,025	$313,197	$309,400	$302,457	$295,209
Interest expense	65,076	70,326	73,894	70,618	71,888
Net interest income	243,949	242,871	235,506	231,839	223,321
Provision for loan losses	9,500	10,500	10,200	11,500	13,700
Net interest income after provision for loan losses	234,449	232,371	225,306	220,339	209,621
Non-interest income	24,145	22,475	19,597	27,058	51,830
Non-interest expense	111,773	109,921	114,992	126,940	106,455
Income before income tax expense	146,821	144,925	129,911	120,457	154,996
Income tax expense	27,171	30,434	28,474	23,997	32,549
Net income	$119,650	$114,491	$101,437	$96,460	$122,447

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Balance, beginning of period	$86,026	$91,365	$95,677	$98,960	$104,664
Provision for loan losses	9,500	10,500	10,200	11,500	13,700
Loan charge-offs[1]:
Traditional commercial & industrial	(3,415)	(452)	(4,839)	(754)	(123)
Asset-based lending	—	(4,936)	—	(3,551)	(9,577)
Payroll finance	(2)	(21)	—	(84)	—
Factored receivables	(18)	(23)	(32)	(27)	(14)
Equipment financing	(829)	(1,060)	(1,249)	(1,335)	(2,711)
Commercial real estate	(359)	(56)	(17)	(238)	(53)
Multi-family	(168)	(140)	—	—	—
Acquisition development & construction	—	—	—	—	(6)
Residential mortgage	(114)	(694)	(1,085)	(689)	(1,984)
Consumer	(458)	(335)	(443)	(467)	(241)
Total charge offs	(5,363)	(7,717)	(7,665)	(7,145)	(14,709)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	235	404	139	445	136
Payroll finance	5	10	1	3	8
Factored receivables	2	7	121	4	3
Equipment financing	85	604	131	79	422
Commercial real estate	612	185	9	649	187
Multi-family	4	276	103	6	90
Residential mortgage	5	11	1	1	126
Consumer	254	32	243	162	108
Total recoveries	1,202	1,529	748	1,349	1,080
Net loan charge-offs	(4,161)	(6,188)	(6,917)	(5,796)	(13,629)
Balance, end of period	$91,365	$95,677	$98,960	$104,664	$104,735
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$177,876	$166,400	$166,746	$192,109	$190,011
NPLs still accruing	7,346	2,422	3,669	538	955
Total NPLs	185,222	168,822	170,415	192,647	190,966
Other real estate owned	22,735	19,377	16,502	13,628	13,006
Non-performing assets (“NPAs”)	$207,957	$188,199	$186,917	$206,275	$203,972
Loans 30 to 89 days past due	$50,084	$97,201	$64,260	$76,364	$64,756
Net charge-offs as a % of average loans (annualized)	0.08%	0.12%	0.14%	0.12%	0.27%
NPLs as a % of total loans	0.90	0.88	0.86	0.95	0.92
NPAs as a % of total assets	0.67	0.60	0.62	0.68	0.68
Allowance for loan losses as a % of NPLs	49.3	56.7	58.1	54.3	54.8
Allowance for loan losses as a % of total loans	0.44	0.50	0.50	0.51	0.50
Special mention loans	$88,472	$113,180	$128,054	$118,940	$136,972
Substandard loans	280,358	266,047	288,694	311,418	277,975
Doubtful loans	2,219	59	—	—	—

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending or acquisition development and construction recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2019			September 30, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$7,203,215	$97,260	5.42%	$7,497,861	$95,638	5.06%
Commercial real estate (includes multi-family)	9,486,333	115,759	4.89	9,711,619	118,315	4.83
Acquisition, development and construction	307,290	4,664	6.09	387,072	5,615	5.76
Commercial loans	16,996,838	217,683	5.14	17,596,552	219,568	4.95
Consumer loans	280,098	4,013	5.75	262,234	3,799	5.75
Residential mortgage loans	2,635,903	36,587	5.55	2,444,101	31,047	5.08
Total gross loans [1]	19,912,839	258,283	5.20	20,302,887	254,414	4.97
Securities taxable	3,453,858	24,632	2.86	3,189,027	21,977	2.73
Securities non-taxable	2,429,411	18,257	3.01	2,250,859	17,077	3.03
Interest earning deposits	289,208	1,295	1.80	304,820	1,802	2.35
FHLB and Federal Reserve Bank Stock	291,737	3,824	5.26	306,801	3,525	4.56
Total securities and other earning assets	6,464,214	48,008	2.98	6,051,507	44,381	2.91
Total interest earning assets	26,377,053	306,291	4.66	26,354,394	298,795	4.50
Non-interest earning assets	3,289,898			3,393,209
Total assets	$29,666,951			$29,747,603
Interest bearing liabilities:
Demand and savings [2] deposits	$6,847,428	$13,767	0.81%	$6,472,626	$13,033	0.80%
Money market deposits	7,538,890	23,020	1.22	7,341,822	22,426	1.21
Certificates of deposit	2,544,554	11,342	1.79	2,710,179	12,871	1.88
Total interest bearing deposits	16,930,872	48,129	1.14	16,524,627	48,330	1.16
Senior notes	173,901	1,365	3.14	173,750	1,369	3.15
Other borrowings	3,197,738	18,768	2.35	3,526,009	19,832	2.23
Subordinated notes	173,022	2,356	5.45	173,081	2,357	5.45
Total borrowings	3,544,661	22,489	2.54	3,872,840	23,558	2.41
Total interest bearing liabilities	20,475,533	70,618	1.38	20,397,467	71,888	1.40
Non-interest bearing deposits	4,218,000			4,225,258
Other non-interest bearing liabilities	549,508			635,711
Total liabilities	25,243,041			25,258,436
Stockholders’ equity	4,423,910			4,489,167
Total liabilities and stockholders’ equity	$29,666,951			$29,747,603
Net interest rate spread [3]			3.28%			3.10%
Net interest earning assets [4]	$5,901,520			$5,956,927
Net interest margin - tax equivalent		235,673	3.58%		226,907	3.42%
Less tax equivalent adjustment		(3,834)			(3,586)
Net interest income		231,839			223,321
Accretion income on acquired loans		23,745			17,973
Tax equivalent net interest margin excluding accretion income on acquired loans		$211,928	3.22%		$208,934	3.15%
Ratio of interest earning assets to interest bearing liabilities	128.8%			129.2%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2018			September 30, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$6,102,184	$81,296	5.29%	$7,497,861	$95,638	5.06%
Commercial real estate (includes multi-family)	9,170,117	107,292	4.64	9,711,619	118,315	4.83
Acquisition, development and construction	252,710	4,115	6.46	387,072	5,615	5.76
Commercial loans	15,525,011	192,703	4.92	17,596,552	219,568	4.95
Consumer loans	330,061	4,651	5.59	262,234	3,799	5.75
Residential mortgage loans	4,531,922	59,857	5.28	2,444,101	31,047	5.08
Total gross loans [1]	20,386,994	257,211	5.01	20,302,887	254,414	4.97
Securities taxable	4,193,910	29,765	2.82	3,189,027	21,977	2.73
Securities non-taxable	2,580,802	19,296	2.99	2,250,859	17,077	3.03
Interest earning deposits	278,450	1,038	1.48	304,820	1,802	2.35
FHLB and Federal Reserve Bank stock	359,777	5,767	6.36	306,801	3,525	4.56
Total securities and other earning assets	7,412,939	55,866	2.99	6,051,507	44,381	2.91
Total interest earning assets	27,799,933	313,077	4.47	26,354,394	298,795	4.50
Non-interest earning assets	3,236,093			3,393,209
Total assets	$31,036,026			$29,747,603
Interest bearing liabilities:
Demand and savings [2] deposits	$6,964,940	$11,368	0.65	$6,472,626	$13,033	0.80
Money market deposits	7,404,208	16,547	0.89	7,341,822	22,426	1.21
Certificates of deposit	2,571,298	8,059	1.24	2,710,179	12,871	1.88
Total interest bearing deposits	16,940,446	35,974	0.84	16,524,627	48,330	1.16
Senior notes	201,894	1,619	3.21	173,750	1,369	3.15
Other borrowings	4,678,011	25,129	2.13	3,526,009	19,832	2.23
Subordinated notes	172,847	2,354	5.45	173,081	2,357	5.45
Total borrowings	5,052,752	29,102	2.29	3,872,840	23,558	2.41
Total interest bearing liabilities	21,993,198	65,076	1.17	20,397,467	71,888	1.40
Non-interest bearing deposits	4,174,908			4,225,258
Other non-interest bearing liabilities	470,097			635,711
Total liabilities	26,638,203			25,258,436
Stockholders’ equity	4,397,823			4,489,167
Total liabilities and stockholders’ equity	$31,036,026			$29,747,603
Net interest rate spread [3]			3.30%			3.10%
Net interest earning assets [4]	$5,806,735			$5,956,927
Net interest margin - tax equivalent		248,001	3.54%		226,907	3.42%
Less tax equivalent adjustment		(4,052)			(3,586)
Net interest income		243,949			223,321
Accretion income on acquired loans		26,574			17,973
Tax equivalent net interest margin excluding accretion income on acquired loans		$221,427	3.16%		$208,934	3.15%
Ratio of interest earning assets to interest bearing liabilities	126.4%			129.2%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 22.
	As of and for the Quarter Ended
	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$31,261,265	$31,383,307	$29,956,607	$30,237,545	$30,077,665
Goodwill and other intangibles	(1,745,181)	(1,742,578)	(1,782,533)	(1,777,748)	(1,772,963)
Tangible assets	29,516,084	29,640,729	28,174,074	28,459,797	28,304,702
Stockholders’ equity	4,438,303	4,428,853	4,419,223	4,459,158	4,520,967
Preferred stock	(138,627)	(138,423)	(138,218)	(138,011)	(137,799)
Goodwill and other intangibles	(1,745,181)	(1,742,578)	(1,782,533)	(1,777,748)	(1,772,963)
Tangible common stockholders’ equity	2,554,495	2,547,852	2,498,472	2,543,399	2,610,205
Common stock outstanding at period end	225,446,089	216,227,852	209,560,824	205,187,243	202,392,884
Common stockholders’ equity as a % of total assets	13.75%	13.67%	14.29%	14.29%	14.57%
Book value per common share	$19.07	$19.84	$20.43	$21.06	$21.66
Tangible common equity as a % of tangible assets	8.65%	8.60%	8.87%	8.94%	9.22%
Tangible book value per common share	$11.33	$11.78	$11.92	$12.40	$12.90

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$4,397,823	$4,426,118	$4,415,449	$4,423,910	$4,489,167
Average preferred stock	(138,692)	(138,523)	(138,348)	(138,142)	(137,850)
Average goodwill and other intangibles	(1,752,933)	(1,745,339)	(1,756,506)	(1,780,885)	(1,776,118)
Average tangible common stockholders’ equity	2,506,198	2,542,256	2,520,595	2,504,883	2,575,199
Net income available to common	117,657	112,501	99,448	94,473	120,465
Net income, if annualized	466,791	446,335	403,317	378,930	477,932
Reported return on avg tangible common equity	18.63%	17.56%	16.00%	15.13%	18.56%
Adjusted net income (see reconciliation on page 19)	$114,273	$116,458	$105,902	$105,124	$105,629
Annualized adjusted net income	453,366	462,034	429,492	421,651	419,072
Adjusted return on average tangible common equity	18.09%	18.17%	17.04%	16.83%	16.27%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$31,036,026	$30,925,281	$30,742,943	$29,666,951	$29,747,603
Average goodwill and other intangibles	(1,752,933)	(1,745,339)	(1,756,506)	(1,780,885)	(1,776,118)
Average tangible assets	29,283,093	29,179,942	28,986,437	27,886,066	27,971,485
Net income available to common	117,657	112,501	99,448	94,473	120,465
Net income, if annualized	466,791	446,335	403,317	378,930	477,932
Reported return on average tangible assets	1.59%	1.53%	1.39%	1.36%	1.71%
Adjusted net income (see reconciliation on page 19)	$114,273	$116,458	$105,902	$105,124	$105,629
Annualized adjusted net income	453,366	462,034	429,492	421,651	419,072
Adjusted return on average tangible assets	1.55%	1.58%	1.48%	1.51%	1.50%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 22.
	As of and for the Quarter Ended
	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$243,949	$242,871	$235,506	$231,839	$223,321
Non-interest income	24,145	22,475	19,597	27,058	51,830
Total revenue	268,094	265,346	255,103	258,897	275,151
Tax equivalent adjustment on securities	4,052	4,015	3,949	3,834	3,586
Net loss (gain) on sale of securities	56	4,886	13,184	528	(6,882)
(Gain) on termination of pension plan	—	—	—	—	(12,097)
Net (gain) on sale of residential mtg loans	—	—	(8,313)	—	—
Adjusted total revenue	272,202	274,247	263,923	263,259	259,758
Non-interest expense	111,773	109,921	114,992	126,940	106,455
Charge for asset write-downs, systems integration, retention and severance	—	—	(3,344)	—	—
Impairment related to financial centers and real estate consolidation strategy	—	—	—	(14,398)	—
Gain on extinguishment of borrowings	—	172	46	—	—
Amortization of intangible assets	(5,865)	(5,865)	(4,826)	(4,785)	(4,785)
Adjusted non-interest expense	105,908	104,228	106,868	107,757	101,670
Reported operating efficiency ratio	41.7%	41.4%	45.1%	49.0%	38.7%
Adjusted operating efficiency ratio	38.9	38.0	40.5	40.9	39.1

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[5]:

Income before income tax expense	$146,821	$144,925	$129,911	$120,457	$154,996
Income tax expense	27,171	30,434	28,474	23,997	32,549
Net income (GAAP)	119,650	114,491	101,437	96,460	122,447
Adjustments:
Net loss (gain) on sale of securities	56	4,886	13,184	528	(6,882)
(Gain) on termination of pension plan	—	—	—	—	(12,097)
Net (gain) on sale of residential mtg loans	—	—	(8,313)	—	—
(Gain) on extinguishment of debt	—	(172)	(46)	—	—
Impairment related to financial centers and real estate consolidation strategy	—	—	—	14,398	—
Charge for asset write-downs, systems integration, retention and severance	—	—	3,344	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	295	295	242	200	200
Total pre-tax adjustments	351	5,009	8,411	15,126	(18,779)
Adjusted pre-tax income	147,172	149,934	138,322	135,583	136,217
Adjusted income tax expense	30,906	31,486	30,431	28,472	28,606
Adjusted net income (non-GAAP)	116,266	118,448	107,891	107,111	107,611
Preferred stock dividend	1,993	1,990	1,989	1,987	1,982
Adjusted net income available to common stockholders (non-GAAP)	$114,273	$116,458	$105,902	$105,124	$105,629

Weighted average diluted shares	225,622,895	222,769,369	213,505,842	207,376,239	203,566,582
Reported diluted EPS (GAAP)	$0.52	$0.51	$0.47	$0.46	$0.59
Adjusted diluted EPS (non-GAAP)	0.51	0.52	0.50	0.51	0.52

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	For the Nine months ended September 30,
	2018	2019
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$421,305	$405,364
Income tax expense	88,542	85,020
Net income (GAAP)	332,763	320,344

Adjustments:
Net loss on sale of securities	5,902	6,830
Net (gain) on termination of pension plan	—	(12,097)
Net (gain) on sale of fixed assets	(11,800)	—
Net (gain) on sale or residential mortgage loans	—	(8,313)
Impairment related to financial centers and real estate consolidation strategy	—	14,398
Charge for asset write-downs, systems integration, retention and severance	13,132	3,344
(Gain) on extinguishment of borrowings	—	(46)
Amortization of non-compete agreements and acquired customer list intangible assets	883	641
Total pre-tax adjustments	8,117	4,757
Adjusted pre-tax income	429,422	410,121
Adjusted income tax expense	90,179	86,125
Adjusted net income (non-GAAP)	$339,243	$323,996
Preferred stock dividend	5,988	5,958
Adjusted net income available to common stockholders (non-GAAP)	$333,255	$318,038

Weighted average diluted shares	225,504,463	208,108,575
Diluted EPS as reported (GAAP)	$1.45	$1.51
Adjusted diluted EPS (non-GAAP)	1.48	1.53

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Nine months ended September 30,
	2018	2019
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$4,316,455	$4,443,112
Average preferred stock	(139,054)	(138,111)
Average goodwill and other intangibles	(1,747,141)	(1,771,242)
Average tangible common stockholders’ equity	2,430,260	2,533,759
Net income available to common stockholders	$326,775	$314,386
Net income available to common stockholders, if annualized	436,897	420,333
Reported return on average tangible common equity	17.98%	16.59%
Adjusted net income available to common stockholders (see reconciliation on page #SectionPage#)	$333,255	$318,038
Adjusted net income available to common stockholders, if annualized	445,561	425,215
Adjusted return on average tangible common equity	18.33%	16.78%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$30,686,808	$30,066,118
Average goodwill and other intangibles	(1,747,141)	(1,771,242)
Average tangible assets	28,939,667	28,294,876
Net income available to common stockholders	326,775	314,386
Net income available to common stockholders, if annualized	436,897	420,333
Reported return on average tangible assets	1.51%	1.49%
Adjusted net income available to common stockholders (see reconciliation on page 20)	$333,255	$318,038
Adjusted net income available to common stockholders, if annualized	445,561	425,215
Adjusted return on average tangible assets	1.54%	1.50%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$724,533	$690,666
Non-interest income	80,720	98,485
Total revenues	805,253	789,151
Tax equivalent adjustment on securities	12,217	11,369
Net loss on sale of securities	5,902	6,830
Net (gain) on termination of pension plan	—	(12,097)
Net loss (gain) on sale of fixed assets	(11,800)	—
(Gain) on extinguishment of debt	—	(8,313)
Adjusted total net revenue	811,572	786,940
Non-interest expense	348,448	348,387
Charge for asset write-downs, retention and severance	(13,132)	(3,344)
Impairment related to financial centers and real estate consolidation strategy	—	(14,398)
Gain on extinguishment of borrowings	—	46
Amortization of intangible assets	(17,782)	(14,396)
Adjusted non-interest expense	$317,534	$316,295
Reported operating efficiency ratio	43.3%	44.1%
Adjusted operating efficiency ratio	39.1%	40.2%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.